                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of ESS Technology, Inc. of our report dated August 23, 2003 relating to the consolidated financial statements of Pictos Technologies, Inc., which appears in this Current Report on Form 8-K/A of ESS Technology, Inc. dated August 25, 2003.



/s/ PricewaterhouseCoopers LLP
San Jose, California

August 25, 2003